Exhibit 99.1

Lifecore Biomedical to be Acquired by Webster Equity Partners

•	Lifecore Common Stockholders to Receive $6.28 per Share in Cash at Closing, Representing a 49.5% Premium
•	Lifecore Series A Preferred Stockholders Will Receive Required “Conversion Amount” per Share in Cash at Closing
•
Both Common Stockholders and Series A Preferred Stockholders Will Receive Contingent Value Rights (CVRs) for Up to $160 Million in Aggregate Cash Payments Contingent Upon Achieving Performance Milestones

•	Stockholders May Receive Up to $9.67 per Common Equivalent in Combined Cash and CVR at Full Performance Milestone Payments
•	Transaction Expected to Support Lifecore’s Growth Objectives

CHASKA, Minn. and WALTHAM, Mass. September 28, 2026. Lifecore Biomedical, Inc. (Nasdaq: LFCR) today announced that it has entered into a definitive agreement to be acquired by Webster Equity Partners in a transaction valued at up to $663.7 million, assuming full achievement of certain performance milestones.

“We are thrilled to announce this exciting transaction which we believe will support Lifecore’s next phase of growth,” said Paul Josephs, President and Chief Executive Officer of Lifecore. “Lifecore is approaching an exciting inflection point, with the potential for numerous programs to commercialize by the end of 2028. Following consideration of a range of alternatives, we believe that Webster Equity Partners shares our vision for maximizing Lifecore’s business and will provide us with additional resources and expertise to accelerate our growth. For our stockholders, this transaction delivers immediate and compelling value and is a testament to the contributions of the many stakeholders whose support, dedication, and hard work made this agreement possible.”

Matthew Beer, Partner at Webster Equity Partners, said, “Our team is very excited to partner with Lifecore. Webster’s mission is to invest in and develop purpose-driven organizations that are dedicated to providing best-of-class service to customers. It is clear that Lifecore not only shares these goals but represents an exciting opportunity for growth in the mid-term and beyond. We are eager to pair our resources and experience with Lifecore’s CDMO expertise and capabilities as we pursue organizational excellence and sustainable profitability.”

Under the terms of the agreement, an entity affiliated with Webster Equity Partners will acquire all outstanding Lifecore common stock for $6.28 per share in cash at closing plus one non-tradable contingent value right (CVR) per share. The holders of the Lifecore Series A Preferred Stock will be entitled to a payment in cash at closing equal to the “Conversion Amount” as defined in the Certificate of Designations relating to the Series A Preferred Stock as of the closing date, plus one non-tradable CVR per share of common stock into which the Series A Preferred Stock is convertible as of closing. As of June 30, 2026, the Conversion Amount was approximately $50.2 million, which represents an amount equal to $6.53 per share of Lifecore common stock into which the Series A Preferred Stock would have been converted as of such date. The Conversion Amount will be increased by dividends accrued through closing. The Series A Preferred Stock accrue dividends paid in kind at 7.5% per annum.

The initial cash consideration of $6.28 per share of common stock represents a premium of approximately 49.5% to Lifecore’s closing price on September 25, 2026, the last full trading day prior to signing the merger agreement. Assuming full CVR performance milestone payments of $160 million, the aggregate potential merger consideration of $9.67 per share of common stock or common stock equivalent represents a premium of approximately 130.2% to Lifecore’s closing price on September 25, 2026, the last full trading day prior to signing the merger agreement.

Additional Transaction Details

The transaction is expected to close at the end of the fourth quarter 2026, subject to the approval of Lifecore’s stockholders, the receipt of required regulatory approvals, and the satisfaction of certain other closing conditions. The Lifecore Transaction Committee and Lifecore Board of Directors have unanimously approved the merger agreement and recommend that Lifecore stockholders vote their shares to approve the transaction and adopt the merger agreement.

Webster Equity Partners has secured committed financing for the transaction. It has delivered to Lifecore a debt financing commitment letter from MidCap Financial Trust, MSD Partners, L.P. and Alcon Research, LLC, and an equity commitment letter from funds advised by Webster Equity Partners that, in the aggregate, are sufficient to fund the purchase price and pay related fees and expenses at closing.

Upon completion of the transaction, Lifecore’s common stock will be delisted from the Nasdaq stock market. The Company expects to maintain its headquarters in Chaska, Minnesota, and to continue to operate under the Lifecore name and brand following closing.

The merger agreement includes a 30-day “go-shop” period, during which time Lifecore and its advisors may solicit, consider and negotiate alternative acquisition proposals from third parties. The Lifecore Board of Directors will have the right to terminate the merger agreement to enter into a transaction providing for a superior proposal, subject to the terms and conditions of the merger agreement. There can be no assurance that this process will or will not result in a superior proposal. Lifecore does not intend to disclose updates on this process unless and until it determines that such disclosure is appropriate or required.

As noted above, a non-tradable CVR will be issued to Lifecore stockholders and certain equity award holders at closing, and the rights of the CVR holders will be governed by the CVR agreement following closing. Under the CVR agreement, the CVR holders will receive cash payments contingent upon Lifecore’s achievement of revenue-based performance milestones for 2028 and 2029 and an EBITDA-based performance milestone for 2030. The payout on the CVRs is $30 million for achievement of the 2028 performance milestone, $45 million for achievement of the 2029 performance milestone, and $85 million for achievement of the 2030 performance milestone, subject to catch-up in 2029 on the 2028 milestone payment and other adjustments. In the aggregate, stockholders may receive up to $9.67 per share of common stock or common stock equivalent based upon the cash consideration at closing and assuming full performance milestone payments of $160 million in the aggregate.

The following table provides an illustration of the CVR performance milestones, milestone payments, and milestone payment amounts per share of common stock and Series A Preferred Stock, assuming full payment of each CVR milestone, which cannot be assured (in millions except per share amounts):

	Cash at Closing	Milestone Payment and Year
		$30	$45	$85	Total
CVR Performance Milestones		2028	2029	2030
(a) Revenue from all customers excluding Alcon AND		$120	$175	n/a
(b) either
(i) Revenue from Alcon OR		$54	$53	n/a
(ii) Revenue from all customers		$174	$228	n/a
Consolidated EBITDA		n/a	n/a	$120
Common Stock Per Share (3)	$6.28	$0.67	$0.94	$1.78	$9.67
Series A Preferred Stock Per Common Equivalent (4)	$6.53	$0.42	$0.94	$1.78	$9.67
(1) Subject to scaling factor and catch-up payment as further described in the CVR agreement.
(2) Subject to scaling factor as further described in the CVR agreement.
(3) Cash closing merger consideration is a fixed amount of $6.28 per share of common stock. CVR amounts per share of common stock include CVRs issuable at closing to holders of certain Company equity awards in accordance with the terms of the merger agreement, based upon shares of common stock and Company equity awards outstanding as of the date of the merger agreement.
(4) For Series A Preferred Stock, $6.53 represents amount per share of Lifecore common stock into which the Series A Preferred Stock would be converted. In the case of the CVR amounts for the Series A Preferred Stock, assumes the number of shares of Series A Preferred Stock outstanding as of December 31, 2026 and treatment in accordance with the Certificate of Designations relating to the Series A Preferred Stock.

The table above is illustrative only and qualified in its entirety by the terms and conditions of the Merger Agreement and the CVR agreement, and excludes any adjustment for litigation as specified in the CVR agreement. CVR amounts per share will change based upon the number of outstanding shares of common stock, shares of Series A Preferred Stock and shares underlying certain Company equity awards, as well as the Conversion Amount, as of the closing date of the proposed Merger.

Advisors

Bourne Capital Partners, L.L.C. is serving as exclusive M&A advisor to Lifecore. Craig-Hallum Capital Group LLC also served as a financial advisor to the Transaction Committee and the Board of Directors of Lifecore. Ballard Spahr LLP is serving as legal counsel to Lifecore and its Board of Directors. Zukerman Gore Brandeis & Crossman, LLP is serving as legal counsel to the Lifecore Transaction Committee. Morgan Stanley & Co. LLC is serving as the exclusive financial advisor and Goodwin Procter LLP is serving as legal counsel to Webster Equity Partners.

About Lifecore Biomedical

Lifecore Biomedical, Inc. (Nasdaq: LFCR) is a fully integrated contract development and manufacturing organization (CDMO) that offers highly differentiated capabilities in the development, fill and finish of sterile injectable pharmaceutical products in syringes, vials, and cartridges, including complex formulations. As a leading manufacturer of premium, injectable-grade hyaluronic acid, Lifecore brings more than 40 years of expertise as a partner for global and emerging biopharmaceutical and biotechnology companies across multiple therapeutic categories to bring their innovations to market. For more information about the company, visit Lifecore’s website at www.lifecore.com. The contents of Lifecore’s website are not incorporated by reference into this press release.

About Webster Equity Partners

Webster Equity Partners is a leading middle market private equity firm focused exclusively on investing in healthcare services companies. The firm partners with exceptional management teams to drive growth and value creation through strategic guidance, operational support, governance, industry relationships, and disciplined long-term capital deployment. Webster is based in Waltham, Massachusetts. For more information, please visit www.websterequitypartners.com. The contents of Webster’s website are not incorporated by reference into this press release.

Caution Regarding Forward-Looking Statements

This communication relates to the proposed transaction pursuant to which Lifecore Biomedical, Inc. (“Lifecore” or the “Company”) will be acquired by Lifecore Inc., a Delaware corporation (“Parent”). Pursuant to an Agreement and Plan of Merger dated September 27, 2026 (the “Merger Agreement”), Hazel Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Parent, will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Webster Equity Partners.

This communication contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “plan”, “forecast,” “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the expected timing of the Merger, closing conditions relating to the Merger, and expectations, goals, projections and benefits relating to the Merger, as well as other statements regarding Lifecore’s goals, intentions and expectations, business plan and growth strategies, and the anticipated future performance of Lifecore, whether with respect to the Merger or otherwise.

Forward-looking statements are not historical facts but instead express only Lifecore’s management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. Actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements because of risks and uncertainties, including, but not limited to: (1) the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Lifecore’s business and the price of its common stock; (2) the failure to satisfy any of the conditions to the consummation of the transaction, including the receipt of certain regulatory approvals; (3) the failure to obtain stockholder approval of the transaction; (4) the occurrence of any fact, event, change, development or circumstance that could give rise to the termination of the transaction agreement, including in circumstances requiring Lifecore to pay a termination fee; (5) the risk that Lifecore’s rights under the Merger Agreement to pursue or consider a “Superior Proposal” will not result in a “Superior Proposal”; (6) the value to stockholders from the contingent value rights (CVRs) that Lifecore will distribute to its stockholders is uncertain and the holders of the CVRs may receive less-than-anticipated payments (or no payments) with respect to the CVRs after the closing of the proposed transaction; (7) the proposed transaction and its announcement could have an adverse effect on the ability of Lifecore to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally; (8) risks related to the diversion of management’s attention from Lifecore’s ongoing business operations; (9) unexpected costs, charges or expenses resulting from the proposed transaction; (10) potential litigation relating to the proposed transaction that could be instituted against the parties to the transaction agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto;  (11) certain restrictions during the pendency of the proposed transaction that may impact Lifecore’s ability to make changes in its business, pursue certain business opportunities or strategic transactions; (12) uncertainties pertaining to other business effects, including the effects of industry, market, economic, political or regulatory conditions, future interest rates and changes in tax and other laws, regulations, rates and policies, and (13) the effect of the announcement or pendency of the transaction on Lifecore’s business, operating results and relationships with collaborators, vendors, competitors and others. Please refer to Lifecore’s annual report to stockholders, which is the Transition Report on Form 10-KT for the transition period from May 26, 2025 to December 31, 2025, filed with the SEC on March 16, 2026, as well as Lifecore’s other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements. Forward-looking statements speak only as of the date they are made. All subsequent written and oral forward-looking statements concerning the proposed Merger or other matters attributable to Lifecore or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Lifecore does not undertake any obligation to update any forward-looking information contained in this communication, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

In connection with the proposed acquisition of Lifecore by an affiliate of Webster Equity Partners, Lifecore will file with the SEC a definitive proxy statement relating to a Lifecore special meeting of stockholders to approve the Merger Agreement and the Merger.

Lifecore urges you to read the proxy statement and other relevant documents filed or to be filed with the SEC carefully as they become available, as well as any amendments or supplements to these documents, because they will contain important information.

You will be able to obtain a free copy of the proxy statement and other related documents (when available) filed by Lifecore with the SEC at the website maintained by the SEC at www.sec.gov. You also will be able to obtain a free copy of the proxy statement and other documents (when available) filed by Lifecore with the SEC by accessing the investor relations section of Lifecore’s website at https://ir.lifecore.com or by calling (952) 368-4300. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement or any other document that Lifecore files with or furnishes to the SEC.

Participants in the Solicitation

This communication does not constitute a solicitation of proxy, an offer to sell or a solicitation of an offer to sell any securities. Lifecore and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Lifecore stockholders in connection with the proposed transaction.

Information regarding the directors and executive officers of Lifecore, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth (1) in Lifecore’s definitive proxy statement for its 2026 Annual Meeting of Stockholders, including under the headings “Proposal No. 1: Election of Directors,” “Corporate Governance and Board Matters – Executive Officers of the Company,” “Compensation Discussion and Analysis,” “Executive Compensation and Related Information,” “Stock Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Party Transactions,” which was filed with the SEC on April 24, 2026, and (2) to the extent holdings of Lifecore’s securities by its directors or executive officers have changed since the amounts set forth in Lifecore’s definitive proxy statement for its 2026 Annual Meeting of Stockholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC. These documents can be obtained free of charge in the manner described above under “Additional Information and Where to Find It.”

Contacts:

For Lifecore:
Ryan D. Lake (CFO)
Lifecore Biomedical
952-368-6244
ryan.lake@lifecore.com

Stephanie Diaz (Investors)
Vida Strategic Partners
415-675-7401
sdiaz@vidasp.com

Jennifer Arcure (Media)
Vida Strategic Partners
917-603-0681
jarcure@vidasp.com

For Webster Equity Partners:
IR@websterequitypartners.com